Exhibit 2.1                     CERTIFICATE OF MERGER
                                          OF
                               E.A.CAREY OF OHIO, INC.
                                         INTO
                                THE HAVANA GROUP, INC.

     The undersigned corporations do hereby certify as follows:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

     E.A. Carey of Ohio, Inc.      Ohio

     The Havana Group, Inc.        Delaware

     SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

     THIRD: That the name of the surviving corporation of the merger is THE HAVANA GROUP, INC., a Delaware corporation.

     FOURTH: That the Certificate of Incorporation of THE HAVANA GROUP, INC., a Delaware corporation, which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 4450 Belden Village Street, N.W., Canton, Ohio 44718.

     SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:


                                                      PAR VALUE PER SHARE OR
                                       NO. OF         STATEMENT THAT SHARES
CORPORATION                 CLASS      SHARES          ARE W/O PAR VALUE
------------------------   -------     ------         -----------------------
E.A. Carey of Ohio, Inc.   Common       100              No Par Value


Dated: November 8, 1997            E.A. Carey of Ohio, Inc.
       ----------------------      an Ohio corporation

                                    By: /s/ William L. Miller
                                        -----------------------------
                                        William L. Miller, President



Dated: November 8, 1997            The Havana Group, Inc.,
       ----------------------      a Delaware corporation


                                   By:  /s/ William L.  Miller
                                        -----------------------------
                                        William L. Miller, President